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                                                                     Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-73198 of Terra Capital, Inc. on Form S-4 of our report dated January 25, 2001, on our audit of the consolidated financial statements of Terra Industries Inc. as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 25, 2001 relating to the financial statement schedules in the Annual Report on Form 10-K of Terra Industries Inc. for the year ended December 31, 2000, incorporated by reference in this Registration Statement.



We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-73198 of Terra Capital, Inc. on Form S-4 of our report dated January 25, 2001, appearing in the Annual Report on Form 10-K of Terra Nitrogen Company, L.P. for the year ended December 31, 2000.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Omaha, Nebraska

January 31, 2002